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                                                                      EXHIBIT 23

                      CONSENT OF INDEPENDENT ACCOUNTANTS
                      ----------------------------------

We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-3 (No.333-19359) of Argyle Television, Inc. of our reports dated February 7, 1997 relating to the combined financial statements of Selected Gannett Television Stations and the financial statements of Multimedia Entertainment, Inc. d.b.a. WLWT-TV (a subsidiary of Multimedia, Inc.), which appear in the Current Report on Form 8-K/A of Argyle Television, Inc. dated April 15, 1997.

PRICE WATERHOUSE LLP

Washington, DC
April 15, 1997